Exhibit 32

CERTIFICATE

         As required by 18 U.S.C. 1350, the undersigned certify that this Report on Form 10-Q fully complies with the requirements of section 13a-14(a) and 15d-14(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report on From 10-Q fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ WILLIAM F. FALGER

William F. Falger
President and Director
(Principal Executive Officer)

Dated: August 7, 2003

CERTIFICATE

         As required by 18 U.S.C. 1350, the undersigned certify that this Report on Form 10-Q fully complies with the requirements of section 13a-14(a) and 15d-14(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in this Report on From 10-Q fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ JOSEPH B. BOWER, Jr.

Joseph B. Bower, Jr.
Treasurer
(Principal Financial Officer)
(Principal Accounting Officer)

Dated: August 7, 2003

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